Exhibit (g)(3)

[LOGO] CHASE

                            GLOBAL CUSTODY AGREEMENT



         This AGREEMENT is effective November 17, 1999, and is between THE CHASE MANHATTAN BANK ("Bank") and KEMPER INTERNATIONAL FUND, on behalf of each fund on Schedule A hereto as the same may be amended from time to time (each a "Customer").

1.       Customer Accounts.

         Bank, acting as "Securities Intermediary" (as defined in Section 15(g) hereof) shall establish and maintain the following accounts ("Accounts"): (a) a Custody Account (as defined in Section 15(b) hereof) in the name of Customer for Financial Assets, which shall, except as modified by Section 15(d) hereof, mean stocks, shares, bonds, debentures, notes, mortgages or other obligations for the payment of money, bullion, coin and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same or evidencing or representing any other rights or interests therein and other similar property whether certificated or uncertificated as may be received by Bank or its Subcustodian (as defined in Section 3 hereof) for the account of Customer, including as an "Entitlement Holder" as defined in Section 15(c) hereof); and

         (b) an account in the name of Customer ("Deposit Account") for any and all cash in any currency received by Bank or its Subcustodian for the account of Customer, which cash shall not be subject to withdrawal by draft or check.

         Customer warrants its authority to: 1) deposit the cash and Financial Assets (collectively "Assets") received in the Accounts and 2) give Instructions (as defined in Section 11 hereof) concerning the Accounts. Bank may deliver Financial Assets of the same class in place of those deposited in the Custody Account.

         Upon written agreement between Bank and Customer,  additional  Accounts
may  be  established  and  separately   accounted  for  as  additional  Accounts
hereunder.

2.       Maintenance  of  Financial  Assets and Cash at Bank and Subcustodian
         Locations.

         Unless Instructions specifically require another location acceptable to
         Bank:

         (a) Financial Assets shall be held in the country or other jurisdiction in which the principal trading market for such Financial Assets is located, where such Financial Assets are to be presented for payment or where such Financial Assets are acquired; and

         (b) Cash shall be credited to an account in a country or other jurisdiction in which such cash may be legally deposited or is the legal currency for the payment of public or private debts.

         Cash may be held pursuant to Instructions in either interest or non-interest bearing accounts as may be available for the particular currency. To the extent Instructions are issued and Bank can comply with such Instructions, Bank is authorized to maintain cash balances on deposit for Customer with itself or one of its "Affiliates" at such reasonable rates of interest as may from time to time be paid on such accounts, or in non-interest bearing accounts as Customer may direct, if acceptable to Bank. For purposes hereof, the term "Affiliate" shall mean an entity controlling, controlled by, or under common control with, Bank.

         If Customer wishes to have any of its Assets held in the custody of an institution other than the established Subcustodians as defined in Section 3 (or their securities depositories), such arrangement must be authorized by a written agreement, signed by Bank and Customer.

3.       Subcustodians and Securities Depositories.

         Bank may act hereunder through the subcustodians listed in Schedule B hereof with which Bank has entered into subcustodial agreements ("Subcustodians"). Customer authorizes Bank to hold Assets in the Accounts in accounts which Bank has established with one or more of its branches or Subcustodians. Bank and Subcustodians are authorized to hold any of Financial Assets in their account with any securities depository in which they participate.

         Bank reserves the right to add new, replace or remove Subcustodians. Customer shall be given reasonable notice by Bank of any amendment to Schedule
B. Upon request by Customer, Bank shall identify the name, address and principal place of business of any Subcustodian of Customer's Assets and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

         With respect to Financial Assets in the Accounts which are maintained by Bank in the custody of a securities depository in which Bank participates:

         (a) Bank shall identify on its books such Financial Assets as being held for the account of Bank for Customer.

         (b) Any Financial Assets held in a securities depository for the account of the Bank will be subject only to the instructions of Bank.

         (c) Financial Assets deposited with a securities depository will be maintained in an account holding only assets of customers of Bank, unless precluded by applicable law, rule, regulation, depository rule or the like.

         (d) Upon receipt of Instructions, Bank shall terminate the use of any such securities depository on behalf of Customer as promptly as practicable and shall take all actions reasonably practicable to safeguard Financial Assets of Customer that had been maintained with such securities depository; it being acknowledged by Customer that removal of Financial Assets from a securities depository may result in Customer having to liquidate such Financial Assets and may expose Customer to market risk.

4.       Use of Subcustodian.

         (a) Bank shall identify the Assets on its books as belonging to Customer.

         (b)  A  Subcustodian  shall  hold  such  Assets  together  with  assets belonging to other customers of Bank in accounts identified on such Subcustodian's books as custody accounts for the exclusive benefit of customers of Bank.

         (c) Any Assets in the Accounts held by a Subcustodian shall be subject only to the instructions of Bank or its agent. Any Financial Assets held in a securities depository for the account of a Subcustodian shall be subject only to the instructions of such Subcustodian and unless not permitted by applicable law, regulation, depository rule or the like, shall be held in an account at such depository containing only assets held by Subcustodian as trustee, custodian or the like for its customers.

         (d) Any agreement Bank enters into with a Subcustodian for holding Bank's customers' assets shall provide either that: (A)(1) such assets shall not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim of payment for their safe custody or administration or, in the case of cash deposits, except for liens or rights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency or similar laws, (2) the beneficial ownership of such assets shall be freely transferable without the payment of money or value other than for safe custody or administration, (3) adequate records will be maintained identifying the assets as belonging to Customer, (4) subject to applicable law and regulation, Customer's independent public accountants will be given access those records or confirmations of the contents of these records, and (5) that the Customer shall be adequately indemnified or its assets adequately insured in the event of loss or (B) such other provisions as Chase may determine will provide, in their entirety, the same or greater level of care and protection for Assets as the provisions specified in (A) in their entirety. Where Securities are deposited by a Subcustodian with a securities depository, Bank shall cause the Subcustodian to identify on its books as belonging to Bank, as agent, the Securities shown on the Subcustodian's account on the books of such securities depository. The foregoing shall not apply to the extent of any special agreement or arrangement made by Customer with any particular Subcustodian.

5.       Deposit Account Transactions.

         (a) Bank or its Subcustodians shall make payments from the Deposit Account upon receipt of Instructions which include all information required by Bank.

         (b) In the event that any payment to be made under this Section 5 exceeds the funds available in the Deposit Account, Bank, in its discretion, may advance Customer such excess amount which shall be deemed a loan payable on demand, bearing interest at the rate customarily charged by Bank on similar loans.

         (c) If Bank credits the Deposit Account on a payable date, or at any time prior to actual collection and reconciliation to the Deposit Account, with interest, dividends, redemptions or any other amount due, Customer shall promptly return any such amount upon oral or written notification: (i) that such amount has not been received in the ordinary course of business or (ii) that such amount was incorrectly credited. If Customer does not promptly return any amount upon such notification, Bank shall be entitled, upon oral or written notification to Customer, to reverse such credit by debiting the Deposit Account for the amount previously credited. Bank or its Subcustodian shall have no duty or obligation to institute legal proceedings, file a claim or a proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount, but may act for Customer upon Instructions after consultation with Customer.

6.       Custody Account Transactions.

         (a) Financial Assets shall be transferred, exchanged or delivered by Bank or its Subcustodian upon receipt by Bank of Instructions which include all information required by Bank. Settlement and payment for Financial Assets received for, and delivery of Financial Assets out of, the Custody Account may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of Financial Assets to a purchaser, dealer or their agents against a receipt with the expectation of receiving later payment and free delivery. Delivery of Financial Assets out of the Custody Account may also be made in any manner specifically required by Instructions acceptable to Bank.

         (b) Bank, in its discretion, may credit or debit the Accounts on a contractual settlement date with cash or Financial Assets with respect to any sale, exchange or purchase of Financial Assets. Otherwise, such transactions shall be credited or debited to the Accounts on the date cash or Financial Assets are actually received by Bank and reconciled to the Account.

                  (i) Bank may reverse credits or debits made to the Accounts in its discretion if the related transaction fails to settle within a reasonable period, determined by Bank in its discretion, after the contractual settlement date for the related transaction and Bank shall advise Customer of any such reversal.

                  (ii)  If any  Financial  Assets  delivered  pursuant  to  this
         Section 6 are returned by the recipient thereof, Bank may reverse the credits and debits of the particular transaction at any time.

7.       Actions of Bank.

         Bank shall follow Instructions received regarding Assets held in the Accounts. However, until it receives Instructions to the contrary, Bank shall:

         (a) Present for payment any Financial Assets which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation, to the extent that Bank or Subcustodian has received notice of such opportunities.

         (b)  Execute  in  the  name  of  Customer  such   ownership  and  other
certificates  as may be  required  to obtain  payments  in respect of  Financial
Assets.

         (c) Exchange interim receipts or temporary Financial Assets for definitive Financial Assets.

         (d) Appoint brokers and agents for any transaction involving the Financial Assets, including, without limitation, Affiliates of Bank or any Subcustodian.

         (e) Issue statements to Customer, at times mutually agreed upon, identifying the Assets in the Accounts.

         (f) In the event of any loss of Financial Assets or cash, use reasonable efforts to ascertain the circumstances relating to such loss and promptly report the same to Customer.

         Where depository procedures permit, Bank shall pay for Financial Assets purchased for the account of customer only upon (i) receipt of advice from the securities depository that such Financial Assets have been transferred to the Account, and (ii) the making of an entry on the records of Bank to reflect such payment and transfer for the account of Customer. Where depository procedures permit, Bank shall transfer Financial Assets sold for the account of Customer only upon (1) receipt of advice from the securities depository that payment of such Financial Assets has been transferred to the Account, and (2) the making of an entry on the records of Bank to reflect such transfer and payment for the account of Customer. Bank shall furnish Customer confirmation of each such transfer to or from the account of Customer (which confirmation can be in electronic form) on the next business day.

         All collections of funds or other property paid or distributed in respect of Financial Assets in the Custody Account shall be made at the risk of Customer, unless such failure to collect was occasioned by Bank's failure to exercise reasonable care, in which case Bank shall be liable to Customer for losses and damages in accordance with Section 12 hereof, including the limitations on Bank's liability contained therein. Bank shall have no liability for any loss occasioned by delay in the actual receipt of notice by Bank or by its Subcustodians of any payment, redemption or other transaction regarding Financial Assets in the Custody Account in respect of which Bank has agreed to take any action hereunder.

8.       Corporate Actions; Proxies; Tax Reclaims.

         (a) Corporate Actions. Whenever Bank receives information concerning the Financial Assets which requires discretionary action by the beneficial owner of the Financial Assets (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to securities holders ("Corporate Actions"), Bank shall give Customer notice of such

Corporate Actions to the extent that Bank's central corporate actions department has received notice of a Corporate Action in time to notify its customers; it being understood that a failure by a Subcustodian to advise Bank's Corporate Actions Department of a Corporate Action of which such Subcustodian knew, or in the exercise of reasonable care, should have known, shall not excuse Bank from a failure of its Corporate Actions Department to have such knowledge.

         When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, Bank shall use reasonable efforts to obtain Instructions from Customer or its Authorized Person (as defined in Section 10 hereof), but if Instructions are not received in time for Bank to take timely action, or actual notice of such Corporate Action was received too late to seek Instructions, Bank is authorized to sell such rights entitlement or fractional interest and to credit the Deposit Account with the proceeds or take any other action it deems, in good faith and without negligence, to be appropriate in which case it shall be held harmless for any such action.

         (b) Proxy Voting. Bank shall provide proxy voting services, if elected by Customer, in accordance with the terms of the proxy voting services rider hereto. Proxy voting services may be provided by Bank or, in whole or in part, by one or more third parties appointed by Bank (which may be Affiliates of Bank).

         (c)      Tax Reclaims.
                  ------------

         (i) Subject to the provisions hereof, Bank shall apply for a reduction of withholding tax and any refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on Financial Assets for Customer's benefit which Bank believes may be available to Customer.

         (ii) The provision of tax reclaim services by Bank is conditional upon Bank's receiving from Customer or, to the extent the Financial Assets are beneficially owned by others, from each beneficial owner, A) a declaration of the beneficial owner's identity and place of residence and (B) certain other documentation (pro forma copies of which are available from Bank). Customer acknowledges that, if Bank does not receive such declarations, documentation and information, Bank shall be unable to provide tax reclaim services.

         (iii) Bank shall not be liable to Customer or any third party for any taxes, fines or penalties payable by Bank or Customer, and shall be indemnified accordingly, whether these result from the inaccurate completion of documents by Customer or any third party, or as a result of the provision to Bank or any third party of inaccurate or misleading information or the withholding of material information by Customer or any other third party, or as a result of any delay of any revenue authority or any other matter beyond Bank's control.

         (iv) Bank shall perform tax reclaim services only with respect to taxation levied by the revenue authorities of the countries notified to Customer from time to time and Bank may, by notification in writing, at Bank's absolute discretion, supplement or amend the markets in which tax reclaim services are offered. Other than as expressly provided in this sub-clause, Bank shall have no responsibility with regard to Customer's tax position or status in any jurisdiction.

         (v) Customer confirms that Bank is authorized to disclose any information requested by any revenue authority or any governmental body in relation to Customer or the securities and/or cash held for Customer, provided, however, that as soon as is practicable upon receipt of such request which is other than a routine request and prior to fulfilling the request where practical and permissible, Bank shall notify customer of the identify of the revenue authority or governmental body making the request and the information to be provided..

         (vi) Tax reclaim services may be provided by Bank or, in whole or in part, by one or more third parties appointed by Bank (which may be Bank's affiliates); provided that Bank shall be liable for the performance of any such third party to the same extent as Bank would have been if Bank had performed such services.

         (d)      Tax Obligations and Indemnification.
                  ------------------------------------

         (i) Customer confirms that Bank is authorized to deduct from any cash received or credited to the Deposit Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Custody Account.

         (ii) If Bank does not receive appropriate declarations, documentation and information that additional United Kingdom taxation shall be deducted from all income received in respect of the Financial Assets issued outside the United Kingdom and any applicable United States withholding tax shall be deducted from income received from the Financial Assets. Bank shall furnish to Customer relevant documentation and Customer shall return to Bank such documentation and information as Bank may require in connection with taxation, and warrants that, when given, this information shall be true and correct in every respect, not misleading in any way, and contain all material information. Customer undertakes to notify Bank immediately if any such information requires updating or amendment.

         (iii) Customer shall be responsible for the payment of all taxes relating to the Financial Assets in the Custody Account, and Customer agrees to pay, indemnify and hold Bank harmless from and against any and all liabilities, penalties, interest or additions to tax with respect to or resulting from any delay in, or failure by, Bank (1) to pay, withhold or report any U.S. federal, state or local taxes or foreign taxes imposed on the Deposit Account or (2) to report interest, dividend or other income paid or credited to the Deposit Account, whether such failure or delay by Bank to pay, withhold or report tax or income is the result of (x) Customer's failure to comply with the terms of this paragraph, or (y) Bank's own acts or omissions; provided however, Customer shall not be liable to Bank for any liabilities, penalties, interest or additions to tax due as a result of Bank's failure to pay, withhold or report any tax or to report interest, dividend or other income paid or credited to the Deposit Account solely as a result of Bank's negligent acts or omissions.

9.       Nominees.

         Financial Assets which are ordinarily held in registered form may be registered in a nominee name of Bank, Subcustodian or securities depository, as the case may be, held in an account containing only assets of Customer or only assets held by Bank as fiduciary or custodian for customers. Bank may without notice to Customer cause any such Financial Assets to cease to be registered in the name of any such nominee and to be registered in the name of Customer. In the event that any Financial Assets registered in a nominee name are called for partial redemption by the issuer, Bank may allot the called portion to the respective beneficial holders of such class of security in a manner Bank deems to be fair and equitable in its reasonable discretion in-light of market factors such as minimum tradable lot sizes, with the understanding that Bank would typically use a pro rata allocation or lottery as the basis of allotment among its customers. Customer shall hold Bank, Subcustodians, and their respective nominees harmless from any liability arising directly or indirectly from their status as a mere record holder of Financial Assets in the Custody Account.

10.      Authorized Persons.

         As used herein, the term "Authorized Person" means employees or agents including investment managers as have been designated by written notice from Customer or its designated agent to act on behalf of

Customer hereunder. Such persons shall continue to be Authorized Persons until such time as Bank receives Instructions from Customer or its designated agent that any such employee or agent is no longer an Authorized Person.

11.      Instructions.

         The term "Instructions" means instructions of any Authorized Person received by Bank, via telephone, telex, facsimile transmission, bank wire or other teleprocess or electronic instruction or trade information system acceptable to Bank which Bank believes in good faith to have been given by Authorized Persons or which are transmitted with proper testing or authentication pursuant to terms and conditions which Bank may specify. Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or superseded. The term "Instructions" includes, without limitation, instructions to sell, assign, transfer, deliver, purchase or receive for the Custody Account, any and all stocks, bonds and other Financial Assets or to transfer funds in the Deposit Account.

         Any Instructions delivered to Bank by telephone shall promptly thereafter be confirmed in writing by an Authorized Person (which confirmation may bear the facsimile signature of such Person), but Customer shall hold Bank harmless for the failure of an Authorized Person to send such confirmation in writing, the failure of such confirmation to conform to the telephone instructions received or Bank's failure to produce such confirmation at any subsequent time (it being understood that Bank shall use reasonable efforts to advise the Customer if Bank does not receive such confirmation or if such confirmation does not conform to the telephone Instructions). Either party may electronically record any Instructions given by telephone, and any other telephone discussions with respect to the Custody Account. Customer acknowledges that it is to use telephone Instructions only when there is insufficient time to use another authorized means of transmitting Instructions. Customer shall be responsible for safeguarding any testkeys, identification codes or other security devices which Bank shall make available to Customer or its Authorized Persons.

12.      Standard of Care; Liabilities.

         (a) Bank shall be responsible for the performance of only such duties as are set forth herein or expressly contained in Instructions which are consistent with the provisions hereof as follows:

                  (i) Notwithstanding any other provisions of this Agreement, Bank's responsibilities shall be limited to the exercise of reasonable care with respect to its obligations hereunder. Bank shall only be liable to Customer for any loss which shall occur as the result of the failure of a Subcustodian to exercise reasonable care with respect to the safekeeping of such Assets where such loss results directly from the failure by the Subcustodian to use reasonable care in the provision of custodial services by it in accordance with the standards prevailing in its local market or from the willful default of such Subcustodian in the provision of custodial services by it. In the event of any loss to Customer which is compensable hereunder (i.e. a loss arising by reason of willful misconduct or the failure of Bank or its Subcustodian to use reasonable care), Bank shall be liable to Customer only to the extent of Customer's direct damages, to be determined based on the market value of the property which is the subject of the loss at the date of discovery of such loss and without reference to any special conditions or circumstances. Bank shall have no liability whatsoever for any consequential, special, indirect or speculative loss or damages (including, but not limited to, lost profits) suffered by Customer in connection with the transactions and services contemplated hereby and the relationship established hereby even if Bank has been advised as to the possibility of the same and regardless of the form of the action.

                  (ii) Bank shall exercise reasonable care in the selection of its Subcustodians and in monitoring their performance and financial condition. Subject to Bank having selected a Subcustodian with reasonable care and Bank's duty to use reasonable care in the monitoring of a Subcustodian's financial condition as reflected in its published financial statements and other publicly available financial information, Bank shall not be responsible for the insolvency of any Subcustodian which is not a branch or Affiliate of Bank. Bank shall not be responsible for any act, omission, default or the solvency of any broker or agent which it or a Subcustodian appoints unless such appointment was made negligently or in bad faith.

                  (iii) (A) Customer shall indemnify and hold Bank and its directors, officers, agents and employees (collectively the
         "Indemnitees") harmless from and against any and all claims, liabilities, losses, damages, fines, penalties, and expenses, including out-of-pocket and incidental expenses and legal fees ("Losses") that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them for following any instructions or other directions upon which Bank is authorized to rely pursuant to the terms of this Agreement. (B) In addition to and not in limitation of the preceding subparagraph, customer shall also indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them in connection with or arising out of Bank's performance under this Agreement, provided the Indemnitees have not acted with negligence or engaged in willful misconduct. (C) In performing its obligations hereunder, Bank may rely on the genuineness of any document which it believes in good faith to have been validly executed.

                  (iv) Customer shall pay for and hold Bank harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges, and any related expenses with respect to income from or Assets in the Accounts.

                  (v) Bank shall be entitled to rely, and may act, upon the advice of counsel (who may be counsel for Customer) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

                  (vi) While Bank need not maintain any insurance for the benefit of Customer, it shall maintain standard insurance coverage for loss of assets held on behalf of its clients whether held with itself, its branches or subsidiaries worldwide or its Subcustodians. Bank shall notify Customer in the event that such insurance is canceled or otherwise terminated. Bank confirms that it presently maintains a bankers' blanket bond ("Bond"), which provides standard fidelity and non-negligent loss coverage with respect to Financial Assets that may be held by Bank and Financial Assets that may be held in the offices of foreign banks and foreign securities depositories that may be used by Bank pursuant to this Agreement; it being understood that insurance coverage for certain losses affecting uncertificated securities may not be available. If at any time Bank discontinues such coverage, it shall promptly notify Customer in writing. Bank confirms that only the named insured on the Bond, which includes Bank but not any of Bank's customers, is directly protected against loss.

                  (vii) Without limiting the foregoing, Bank shall not be liable for any loss which results from: 1) the general risk of investing, or
         2) investing or holding Assets in a particular country including, but not limited to, losses resulting from malfunction, interruption of or error in the transmission of information caused by any machines or system or interruption of communication facilities, abnormal operating conditions, nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of Assets.

                  (viii) Neither party shall be liable to the other for any loss due to forces beyond their control including, but not limited to strikes or work stoppages, acts of war (whether declared or undeclared) or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, or acts of God.

         (b) Consistent  with and without  limiting the first  paragraph of this
Section 12, it is specifically acknowledged that Bank shall have no duty or responsibility to:

                  (i) question Instructions or make any suggestions to Customer or an Authorized Person regarding such Instructions;

                  (ii)  supervise  or  make   recommendations  with  respect  to
         investments or the retention of Financial Assets;

                  (iii) advise Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in Section 5(c) hereof;

                  (iv) evaluate or report to Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which Financial Assets are delivered or payments are made pursuant hereto; and

                  (v) review or reconcile trade confirmations received from brokers. Customer or its Authorized Persons issuing Instructions shall bear any responsibility to review such confirmations against Instructions issued to and statements issued by Bank; it being understood, however, that , Bank shall be responsible for following Instructions.

         (c) Customer authorizes Bank to act hereunder notwithstanding that Bank or any of its divisions or Affiliates may have a material interest in a transaction, or circumstances are such that Bank may have a potential conflict of duty or interest including the fact that Bank or any of its Affiliates may provide brokerage services to other customers, act as financial advisor to the issuer of Financial Assets, act as a lender to the issuer of Financial Assets, act in the same transaction as agent for more than one customer, have a material interest in the issue of Financial Assets, or earn profits from any of the activities listed herein.

13.      Fees and Expenses.

         Customer shall pay Bank for its services hereunder the fees set forth in Schedule C hereto or such other amounts as may be agreed upon in writing, together with Bank's reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees.

14.      Miscellaneous.

         (a) Foreign Exchange Transactions. To facilitate the administration of Customer's trading and investment activity, Bank is authorized to enter into spot or forward foreign exchange contracts with Customer or an Authorized Person for Customer and may also provide foreign exchange through its subsidiaries, Affiliates or Subcustodians. Instructions, including standing instructions, may be issued with respect to such contracts but Bank may establish rules or limitations concerning any foreign exchange facility made available. In all cases where Bank, its subsidiaries, Affiliates or Subcustodians enter into a foreign exchange contract related to Accounts, the terms and conditions of the then current foreign exchange contract of Bank, its subsidiary, Affiliate or Subcustodian and, to the extent not inconsistent, this Agreement shall apply to such transaction.


         (b) Certification of Residency, etc. Customer certifies that it is a resident of the United States and shall notify Bank of any changes in residency. Bank may rely upon this certification or the certification of such other facts as may be required to administer Bank's obligations hereunder. Customer shall indemnify Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications.

         (c) Access to Records. Bank shall allow Customer's independent public accountant reasonable access to the records of Bank relating to the Assets as is required in connection with their examination of books and records pertaining to Customer's affairs. Subject to restrictions under applicable law, Bank shall also obtain an undertaking to permit Customer's independent public accountants reasonable access to the records of any

Subcustodian which has physical possession of any Assets as may be required in connection with the examination of Customer's books and records.

         (d) Governing Law; Successors and Assigns, Captions. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN NEW YORK and shall not be assignable by either party, but shall bind the successors in interest of Customer and Bank. The captions given to the sections and subsections of this Agreement are for convenience of reference only and are not to be used to interpret this Agreement.

         (e) Entire Agreement; Applicable Riders. Customer represents that the Assets deposited in the Accounts are (Check one):

         /X/   Investment Company assets subject to certain U.S. Securities and Exchange Commission rules and regulations;

         / /   Other (specify)

         This Agreement consists exclusively of this document together with Schedules A-C, Exhibits I -______ and the following Rider(s) [Check applicable rider(s)]:

         /X/   INVESTMENT COMPANY

         /X/   PROXY VOTING

         /X/   SPECIAL TERMS AND CONDITIONS

         There are no other provisions hereof and this Agreement supersedes any other agreements, whether written or oral, between the parties. Any amendment hereto must be in writing, executed by both parties.

         (f) Severability. In the event that one or more provisions hereof are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions shall not in any way be affected or impaired.

         (g) Waiver. Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right hereunder operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision hereof, or waiver of any breach or default, is effective unless in writing and signed by the party against whom the waiver is to be enforced.

         (h) Representations and Warranties. (i) Customer hereby represents and warrants to Bank that: (A) it has full authority and power to deposit and control the Financial Assets and cash deposited in the Accounts; (B) it has all necessary authority to use Bank as its custodian; (C) this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; (D) it shall have full authority and power to borrow moneys and enter into foreign exchange transactions; and (E) it has not relied on any oral or written representation made by Bank or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of Bank. (ii) Bank hereby represents and warrants to Customer that: (A) it has the full power and authority to perform its obligations hereunder, (B) this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; and (C) that it has taken all necessary action to authorize the execution and delivery hereof.

         (i) Notices. All notices hereunder shall be effective when actually received. Any notices or other communications which may be required hereunder are to be sent to the parties at the following addresses or such other addresses as may subsequently be given to the other party in writing: (a)
Bank: The Chase Manhattan Bank, 4 Chase MetroTech Center,  Brooklyn, N.Y. 11245,
Attention:  Global  Investor  Services,  Investment  Management  Group;  and (b)
Customer: Scudder Kemper Investments, Inc., 222 South Riverside Plaza , Chicago, IL 60606-5808, Attention: Mr. Philip Collora.

         (j) Termination. This Agreement may be terminated by Customer or Bank by giving sixty (60) days' written notice to the other, provided that such notice to Bank shall specify the names of the persons to whom Bank shall deliver the Assets in the Accounts. If notice of termination is given by Bank, Customer shall, within sixty (60) days following receipt of the notice, deliver to Bank Instructions specifying the names of the persons to whom Bank shall deliver the Assets. In either case Bank shall deliver the Assets to the persons so specified, after deducting any amounts which Bank determines in good faith to be owed to it under Section 13. If within sixty (60) days following receipt of a notice of termination by Bank, Bank does not receive Instructions from Customer specifying the names of the persons to whom Bank shall deliver the Assets, Bank, at its election, may deliver the Assets to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions hereof, or to Authorized Persons, or may continue to hold the Assets until Instructions are provided to Bank.

         (k) Money Laundering. Customer warrants and undertakes to Bank for itself and its agents that all Customer's customers are properly identified in accordance with U.S. Money Laundering Regulations as in effect from time to time.

         (l) Imputation of certain information. Bank shall not be held responsible for and shall not be required to have regard to information held by any person by imputation or information of which Bank is not aware by virtue of a "Chinese Wall" arrangement. If Bank becomes aware of confidential information which in good faith it feels inhibits it from effecting a transaction hereunder Bank may refrain from effecting it.

         (m) Year 2000. Bank confirms to Customer that Bank: (a) is aware of the risk that critical applications and computer systems and equipment containing embedded microchips that it uses relating to its operations (the "Systems") may be unable to process properly and calculate date-related information and data from and after January 1, 2000 (the "Year 2000 Problem") and that it has developed and has implemented a program to prepare its Systems so that they will be capable of processing, on and after January 1, 2000, date and date related data consistent with the functionality of such Systems. In addition, Bank's Year 2000 program includes assessing the readiness of the systems and applications of each Affiliate and Subcustodian used by Bank to provide services hereunder. Bank reasonably expects that the effects of the Year 2000 Problem should not result in a material adverse effect on its ability timely to perform any of its material obligations under this Agreement (a "Material Adverse Effect"). Bank shall notify Customer promptly if it has reason to believe that a Material Adverse Effect is likely to result from a Year 2000 Problem with respect to Bank. In connection with this paragraph, Bank's obligations to Customer, as respects both Bank's performance and Bank's liability (and the limitations thereon), shall continue as and to the extent provided elsewhere in this Agreement.

         (n) Records. Bank hereby agrees that Bank shall create, maintain, and retain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of Customer under the Investment Company Act, particularly Section 31 thereof and Rules 31a-1, 31a-2 and 31a-3 thereunder, and applicable Federal, state and foreign tax laws and other laws or administrative rules or procedures, in each case as currently in effect, which may be applicable to Customer. All records so maintained in connection with the performance of its duties under this Agreement shall be preserved and maintained as required by regulation and, in the event of termination of the Agreement, shall be available to Customer or its agent upon request.

         (o) Additional Portfolios. If the Fund shall issue shares of more than one portfolio during the term hereof, Bank shall segregate all Financial Assets of the Fund by portfolio and all books and records, account values or actions shall be maintained, held, made or taken, as the case may be, separately for each portfolio. Other than as encompassed by the preceding sentence, references in this Agreement to "the Fund" are applicable either to the entire trust or to a particular portfolio or portfolios, as the context may make reasonable and appropriate. If the Fund has more than one portfolio, instructions shall designate the portfolio or portfolios to which they apply.

         (p) Disclaimer of Liability. This Agreement has been executed by and on behalf of Customer by its representatives as such representatives and not individually, and the obligations of Customer hereunder are not binding upon any of the Trustees, officers or shareholders of Customer individually but are binding upon only the assets and property of Customer. With respect to any claim by Bank for recovery of that portion of the compensation (or any other liability of Customer arising hereunder) allocated to a particular Customer, whether in accordance with the express terms hereof or otherwise, Bank shall have recourse solely against the assets of that Customer to satisfy such claim and shall have no recourse against the assets of any other Customer for such purpose. Moreover, the rights and benefits to which a given Customer is entitled hereunder shall be solely those of such Customer and no other Customer hereunder shall receive such benefits. For the avoidance of doubt, each Customer or the Bank may terminate this Agreement pursuant to its provisions and the Agreement shall survive such termination in respect of the remaining Customers that have not so terminated or been terminated.

15.      Definitions.

         As used herein, the following terms shall have the meaning hereinafter stated:

a)                "Certificated   Security"   shall  mean  a  security  that  is
         represented by a certificate.

b) "Custody Account" means each Securities custody account on Bank's records to which Financial Assets are or may be credited pursuant hereto.

c) "Entitlement Holder" shall mean the person on the records of a Securities Intermediary as the person having a Securities Entitlement against the Securities Intermediary.

d) "Financial Asset" shall mean, as the context requires, either the asset itself or the means by which a person's claim to it is evidenced, including a Certificated Security or Uncertificated Security, a security certificate, or a Securities Entitlement.

e) "Securities" means stocks, bonds, rights, warrants and other negotiable and non-negotiable paper whether issued as Certificated Securities or Uncertificated Securities and commonly traded or dealt in on securities exchanges or financial markets, and other obligations of an issuer, or shares, participations and interests in an issuer recognized in an area in which it is issued or dealt in as a medium for investment and any other property as shall be acceptable to Bank for the Custody Account.

f) "Securities Entitlement" shall mean the rights and property interest of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of the Uniform Commercial Code.

g) "Securities Intermediary" shall mean Bank, a Subcustodian, a securities depository, and any other financial institution which in the ordinary course of business maintains custody accounts for others and acts in that capacity.

h) "Uncertificated Security" shall mean a security that is not represented by a certificate.

i) "Uniform Commercial Code" means Article 8 of the Uniform Commercial Code of the State of New York, as the same may be amended from time to time.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first-above written.

                                KEMPER INTERNATIONAL FUND,
                                on behalf of each fund on Schedule A



                                By: /s/Mark S. Casady
                                    ------------------------------------------
                                Title: President


                                THE CHASE MANHATTAN BANK



                                By:
                                    ------------------------------------------
                                Title:

COMMONWEALTH OF MASSACHUSETTTS  )
                                )  ss.
COUNTY OF SUFFOLK         )


         On this 17th day of November, 1999, before me personally came Mark S. Casady, to me known, who being by me duly sworn, did depose and say that he/she is President of Kemper International Fund, the entity described in and which executed the foregoing instrument; that he/she knows the seal of said entity, that the seal affixed to said instrument is such seal, that it was so affixed by order of said entity, and that he/she signed his/her name thereto by like order.


                                            /s/Maureen Kane
                                            -----------------------------
                                            Notary Public

My commission expires:

/stamped/ Maureen E. Kane
             Notary Public
My Commission Expires March 4, 2005

STATE OF NEW YORK          )
                           ):  ss.
COUNTY OF NEW YORK         )


         On this          day of                    , 199 , before me personally
came , to me known,  who being by me duly sworn,  did depose and say that he/she
resides in at                           ; that he/she is a Vice President of THE
CHASE MANHATTAN BANK, the corporation described in and which executed the foregoing instrument; that he/she knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like order.





Sworn to before me this __________
day of _________, 199 .


            Notary

                            INVESTMENT COMPANY RIDER

                           To Global Custody Agreement

                                     between

                            THE CHASE MANHATTAN BANK

                                       and

         Kemper International Fund, on behalf of each fund on Schedule A

                             Dated November 17, 1999

         Customer represents that the Assets being placed in Bank's custody are subject to the Investment Company Act of 1940 (the Act), as the same may be amended from time to time.

         Except to the extent that Bank has specifically agreed to comply with a condition of a rule, regulation, interpretation promulgated by or under the authority of the Securities and Exchange Commission ("SEC") or unless Bank has otherwise specifically agreed, Customer shall be solely responsible to assure that the maintenance of Assets under this Agreement complies with such rules, regulations, interpretations or exemptive order promulgated by or under the authority of the SEC.

         The following modifications are made to the Agreement:

         Section 3.   Subcustodians and Securities Depositories.
                      ------------------------------------------

         Add the following language to the end of Section 3:

         The term "Subcustodian" as used in this Agreement shall mean a branch of a qualified U.S. bank or an eligible foreign custodian and the term "securities depositories" as used in this Agreement shall mean an eligible foreign securities depository, which are further defined as follows:

         (a) "qualified U.S. Bank" shall mean a qualified U.S. bank as defined in SEC Rule 17f-5(a)(7); under the Act;

         (b) "eligible foreign custodian" shall mean (i) a banking institution or trust company incorporated or organized under the laws of a country other than the United States that is regulated as such by that country's government or an agency thereof, (ii) a majority owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States, or (iii) any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC; and

         (c) "eligible foreign securities depository" shall mean a securities depository or clearing agency, incorporated or organized under the laws of a country other than the United States: (i) that acts as a system for the central handling of securities or equivalent book-entries in that country and that is regulated by a foreign financial regulatory authority as defined under section 2(a)(50) of the 1940 Act or (ii) to the extent acting as a transnational system for the central handling of securities or equivalent book-entries.

         Customer represents that its Board of Directors has approved each of the Subcustodians listed in Schedule B to this Agreement and the terms of the subcustody agreements between Bank and each Subcustodian, which are attached as Exhibits I through of Schedule B, and further represents that its Board has determined that the use of each: (a) Subcustodian and the terms of each subcustody agreement are consistent with the best interests of the Fund(s) and its (their) shareholders; and (b) securities depository is consistent with the best interests of the Fund(s) and its (their) shareholders. Bank will supply Customer with any amendment to Schedule B for approval. Customer has supplied or will supply Bank with certified copies of its Board of Directors resolution(s) with respect to the foregoing prior to placing Assets with any Subcustodian so approved.

         Section 14. Access to Records.
         ------------------------------

         Add the following language to the end of Section 14(c):
         -------------------------------------------------------

         Upon reasonable request from Customer, Bank shall furnish Customer with the annual report (SAS 70 Report) prepared by Bank's external auditors on Bank's system of internal accounting controls applicable to the Bank's duties under this Agreement. Bank shall endeavor to obtain and furnish the Customer with such similar reports as it may reasonably request with respect to each Subcustodian and securities depository holding Customer's assets.

                           GLOBAL PROXY SERVICE RIDER

                           To Global Custody Agreement

                                     between

                            THE CHASE MANHATTAN BANK

                                       and

         Kemper International Fund, on behalf of each fund on Schedule A

                             Dated November 17, 1999

1. Global Proxy Services ("Proxy Services") shall be provided for the countries listed in the procedures and guidelines ("Procedures") furnished to Customer, as the same may be amended by Bank from time to time on prior notice to Customer. The Procedures are incorporated by reference herein and form a part of this Rider.

2. Proxy Services shall consist of those elements as set forth in the Procedures, and shall include (a) notifications ("Notifications") by Bank to Customer of the dates of pending shareholder meetings, resolutions to be voted upon and the return dates as may be received by Bank or provided to Bank by its Subcustodians or third parties, and (b) voting by Bank of proxies based on Customer Instructions. Original proxy materials or copies thereof shall not be provided. Notifications shall generally be in English and, where necessary, shall be summarized and translated from such non-English materials as have been made available to Bank or its Subcustodian. In this respect Bank's only obligation is to provide information from sources it believes to be reliable and/or to provide materials summarized and/or translated in good faith. Bank reserves the right to provide Notifications, or parts thereof, in the language received. Upon reasonable advance request by Customer, backup information relative to Notifications, such as annual reports, explanatory material concerning resolutions, management recommendations or other material relevant to the exercise of proxy voting rights shall be provided as available, but without translation.

3. While Bank shall attempt to provide accurate and complete Notifications, whether or not translated, Bank shall not be liable for any losses or other consequences that may result from reliance by Customer upon Notifications where Bank prepared the same in good faith.

4 Notwithstanding the fact that Bank may act in a fiduciary capacity with respect to Customer under other agreements or otherwise under the Agreement, in performing Proxy Services Bank shall be acting solely as the agent of Customer, and shall not exercise any discretion with regard to such Proxy Services.

5. Proxy voting may be precluded or restricted in a variety of circumstances, including, without limitation, where the relevant Financial Assets are: (i) on loan; (ii) at registrar for registration or reregistration; (iii) the subject of a conversion or other corporate action; (iv) not held in a name subject to the control of Bank or its Subcustodian or are otherwise held in a manner which precludes voting;
         (v) not capable of being voted on account of local market regulations or practices or restrictions by the issuer; or (vi) held in a margin or collateral account.

6 Customer acknowledges that in certain countries Bank may be unable to vote individual proxies but shall only be able to vote proxies on a net basis (e.g., a net yes or no vote given the voting instructions received from all customers).

7. Customer shall not make any use of the information provided hereunder, except in connection with the funds or plans covered hereby, and shall in no event sell, license, give or otherwise make the information provided hereunder available, to any third party, and shall not directly or indirectly compete with Bank or diminish the market for Proxy Services by provision of such information, in whole or in part, for compensation or otherwise, to any third party.

8. The names of Authorized Persons for Proxy Services shall be furnished to Bank in accordance with ss.10 of the Agreement. Proxy Services fees shall be as set forth in ss.13 of the Agreement or as separately agreed.

                       SPECIAL TERMS AND CONDITIONS RIDER


                           To Global Custody Agreement

                                     between

                            THE CHASE MANHATTAN BANK

                                       and

         Kemper International Fund, on behalf of each fund on Schedule A

                             Dated November 17, 1999


Domestic Corporate Actions and Proxies
--------------------------------------

With respect to domestic U.S. and Canadian Financial Assets (the latter if held in DTC), the following provisions shall apply rather than the pertinent provisions of Section 8 of the Agreement and the Global Proxy Service rider:

         Bank shall send to Customer or the Authorized Person for a Custody Account, such proxies (signed in blank, if issued in the name of Bank's nominee or the nominee of a central depository) and communications with respect to Financial Assets in the Custody Account as call for voting or relate to legal proceedings within a reasonable time after sufficient copies are received by Bank for forwarding to its customers. In addition, Bank shall follow coupon payments, redemptions, exchanges or similar matters with respect to Financial Assets in the Custody Account and advise Customer or the Authorized Person for such Account of rights issued, tender offers or any other discretionary rights with respect to such Financial Assets, in each case, of which Bank has received notice from the issuer of the Financial Assets, or as to which notice is published in publications routinely utilized by Bank for this purpose.

                                   SCHEDULE A

                           To Global Custody Agreement

                                     between

                            THE CHASE MANHATTAN BANK

                                       and

                            Kemper International Fund

                             Dated November 17, 1999



Kemper International Fund

                                   SCHEDULE B

                                  [LOGO] CHASE


                           Kemper International Fund

---------------------------------------------------------------------------------------------------
        COUNTRY                     SUBCUSTODIAN             DEPOSITORY
        -------                     ------------             ----------
---------------------------------------------------------------------------------------------------
ARGENTINA                     The Chase Manhattan Bank     Caja de Valores, S.A.
---------------------------------------------------------------------------------------------------
AUSTRALIA                     The Chase Manhattan Bank     - Austraclear Ltd.
                                                           - The Clearing House Electronic
                                                             Sub-register System (CHESS)
                                                           - The Reserve Bank Information
                                                             and Transfer System (RITS)
---------------------------------------------------------------------------------------------------
AUSTRIA                       Bank Austria AG              Osterreichische Kontrolbank
                                                           Aktiengesellschaft (OKA)
---------------------------------------------------------------------------------------------------
BELGIUM                       Fortis Bank N.V.             - Caisse Interprofessionnelle de
                                                             Depots et de Virements de Titres
                                                             (CIK)
                                                           - Banque Nationale de Belgique
---------------------------------------------------------------------------------------------------
BRAZIL                        Citibank, N.A.               Companhia Brasieira de Liquidacao e
                                                           Custodia (CBLC)
---------------------------------------------------------------------------------------------------
CANADA                        - The Royal Bank of Canada   Canadian Depository for Securities, Ltd.
                              - Canadian Imperial Bank     (CDS)
                                of Commerce
---------------------------------------------------------------------------------------------------
CHILE                         Citibank, N.A.               None
---------------------------------------------------------------------------------------------------
CHINA
 Shanghai                     - Hongkong and Shanghai      - Shanghai Securities Central Clearing
                              Banking Corporation          and Registration Corporation (SSCCRC)
                              Limited

 Shenzhen                    - Hongkong and Shanghai       - Shenzhen Securities Clearing Co., Ltd.
                             Banking Corporation           (SSCC)
                             Limited
---------------------------------------------------------------------------------------------------
COLUMBIA                     Cititrust Columbia S.A.       Deposito Central de Valores (DCV)
---------------------------------------------------------------------------------------------------
CZECH REPUBLIC               Ceskoslovenska Obchodni       Securities Center (SCP)
                             Banka, A.S.
---------------------------------------------------------------------------------------------------
DENMARK                      Den Danske Bank               Vaerdipapircentralen (VP)
---------------------------------------------------------------------------------------------------
FINLAND                      Merita Bank Plc               The Finnish Central Securities
                                                           Depository (APK)
---------------------------------------------------------------------------------------------------
FRANCE                       Banque Paribas                Societe Interprofessionele pour la
                                                           Compensation des Valeurs Mobilieres
                                                           (SICOVAM)
---------------------------------------------------------------------------------------------------
GERMANY                      Dresdner Bank AG              Deutsche Borse Clearing AG (DBC)
---------------------------------------------------------------------------------------------------

                                  [LOGO] CHASE

                           Kemper International Fund

                                   APPENDIX A

---------------------------------------------------------------------------------------------------
        COUNTRY                     SUBCUSTODIAN             DEPOSITORY
        -------                     ------------             ----------
---------------------------------------------------------------------------------------------------
GREECE                        Barclays Bank Plc            - Apothetirio Titlon A.E. (CSD)
                                                           - The Bank of Greece (BoG)
---------------------------------------------------------------------------------------------------
HONG KONG                     The Chase Manhattan Bank     - Hong Kong Securities Clearing Co Ltd
                                                             (HKSCC)
                                                           - Central Moneymarkets Unit (CMU)
---------------------------------------------------------------------------------------------------
HUNGARY                       Citibank Rt. Budapest        KELER Ltd.
---------------------------------------------------------------------------------------------------
INDIA                         - Deutsche Bank AG           National Securities Depository Limited
                              - Hongkong and Shanghai      (NSDL)
                              Banking Corporation
                              Limited
---------------------------------------------------------------------------------------------------
INDONESIA                     - Standard Chartered Bank    None

                              - Hongkong and Shanghai
                              Banking Corporation Limited
---------------------------------------------------------------------------------------------------
IRELAND                       Bank of Ireland              - Crestco (CREST)
                                                           - Gilt Settlement Office (GSO)
---------------------------------------------------------------------------------------------------
ISRAEL                        Bank Leumi Le-Israel B.M.    Tel Aviv Stock Exchange Clearing
                                                           House (TASE Clearing House)
---------------------------------------------------------------------------------------------------
ITALY                         Banque Paribas               - Monte Titoli S.p.A
                                                           - Bank of Italy
---------------------------------------------------------------------------------------------------
JAPAN                         The Fuji Bank, Ltd           - The Japan Securities DepositoryCenter
                                                           (JASDEC)
                                                           - Bank of Japan (BoJ)
---------------------------------------------------------------------------------------------------
LUXEMBOURG                    Banque Generale du           None
                              Luxembourg S.A.
---------------------------------------------------------------------------------------------------
MALAYSIA                      The Chase Manhattan Bank     Malaysian Central Depository Sdn.
                                                           Berhad
---------------------------------------------------------------------------------------------------
MEXICO                        The Chase Manhattan          INDEVAL
                              Bank Mexico, S.A.
---------------------------------------------------------------------------------------------------
NETHERLANDS                   ABN Amro Bank N.V.           Nederlands Centraal Instituut voor
                                                           Giraal Effectenverkeer BV (NECIGEF)
---------------------------------------------------------------------------------------------------

                                  [LOGO] CHASE

                            Kemper International Fund

                                   APPENDIX A

---------------------------------------------------------------------------------------------------
        COUNTRY                     SUBCUSTODIAN             DEPOSITORY
        -------                     ------------             ----------
---------------------------------------------------------------------------------------------------
NEW ZEALAND                   National Nominees Ltd        Austraclear New Zealand
---------------------------------------------------------------------------------------------------
NORWAY                        Den norske Bank              Verdipapirsentralen (VPS)
---------------------------------------------------------------------------------------------------
PERU                          Citibank, N.A.               Caja de Valores Liquidaciones
                                                           (CAVALI)
---------------------------------------------------------------------------------------------------
PHILIPPINES                   The Hongkong and Shanghai    Philippines Central Depository, Inc.
                              Banking Corporation          (PCDI)
                              Limited

---------------------------------------------------------------------------------------------------
POLAND                        Bank Handlowy W.             - National Depository for Securities S.A
                              Warszawie, S.A               (NDS)
                                                           - The Central Registry for Treasury Bills
                                                           (CRT)
---------------------------------------------------------------------------------------------------
PORTUGAL                      Banco Espirito Santo         Central de Valores Mobiiaros
                              e Commercial de Lisboa       (Interbolsa)
---------------------------------------------------------------------------------------------------
SINGAPORE                     Standard Chartered Bank      Central Depository Pte. Ltd. (CDP)
---------------------------------------------------------------------------------------------------
SOUTH AFRICA                  Standard Bank of South       The Central Depository Ltd. (CD)
                              Africa, Ltd.                 STRATE
---------------------------------------------------------------------------------------------------
SOUTH KOREA                   Hongkong and Shanghai        Korea Securities Depository (KSD)
                              Banking Corporation Limited
---------------------------------------------------------------------------------------------------
SPAIN                         The Chase Manhattan Bank     - Servicio de Compensacion y
                                                           Liquidacion de Valores (SCLV)
                                                           - Central Book Entry Office (CBEO)
---------------------------------------------------------------------------------------------------
SWEDEN                        Skandinaviska Enskilda       Vardepapperscentralen AB (VPC)
                              Banken
---------------------------------------------------------------------------------------------------
SWITZERLAND                   UBS AG                       SIS SegaInterSettle AG (SIS)
---------------------------------------------------------------------------------------------------
TAIWAN                        The Chase Manhattan Bank     Taiwan Securities Central Depository
                                                           Co., Ltd. (TSCD)
---------------------------------------------------------------------------------------------------
THAILAND                      The Chase Manhattan Bank     Thailand Securities Depository
                                                           Company Ltd. (TSD)
---------------------------------------------------------------------------------------------------
TRANSNATIONAL                 The Chase Manhattan Bank     CEDEL
---------------------------------------------------------------------------------------------------
TURKEY                        The Chase Manhattan Bank     - Takasbank
                                                           - The Central Bank of Turkey (CBoT)
---------------------------------------------------------------------------------------------------
UNITED KINGDOM                The Chase Manhattan Bank     - CRESTCo(CREST)
                                                           - Central Moneymarket Office (CMO)
                                                           - Central Gilts Office (CGO)
---------------------------------------------------------------------------------------------------
VENEZUELA                     Citibank N.A.                None
---------------------------------------------------------------------------------------------------